Exhibit Index


          Exhibit
          Number         Description                             Location


          11.1           Statement Regarding Computation of
                         Per Share Earnings





                                                               Exhibit 11.1

                          HOOK-SUPERX, INC. AND SUBSIDIARIES
                  COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                     (UNAUDITED)
                   (dollars in thousands, except per share amounts)

                                 Three Months Ended         Six Months Ended
                                     February 28,             February 28,
                                   1994        1993         1994      1993
                                           (Restated)               (Restated)
   Income before extraordinary
     item and cumulative effect
     of accounting change        $8,918    $10,177        $ 7,204   $  8,153
   Extraordinary item resulting
     from income tax benefit from
     utilizing net operating loss
     carryforward                            4,674                     4,674
   Cumulative effect of a change
     in accounting for income taxes                        (5,192)
   Cumulative effect of a change
     in accounting for post-
     retirement benefits other
     than pensions                                                   (18,612)
   Net income (loss)             $8,918    $14,851        $ 2,012   $( 5,785)



                        COMPUTATION OF WEIGHTED AVERAGE NUMBER
                             OF COMMON SHARES OUTSTANDING
   																																	(UNAUDITED)



                                Three Months Ended         Six Months Ended
                                  February 28,                February 28,
                                1994           1993         1994        1993

   Weighted average number
     of shares outstanding  20,832,170    20,773,806    20,825,179  20,640,588

   Common stock equivalents    601,694       864,794       567,795     861,043
                            21,433,864    21,638,600    21,392,974  21,501,631


   Income (loss) per share:
     Before extraordinary item
       and cumulative effect of
       accounting change         $.42         $.47        $. 33        $ .38
     Per share effect of extra-
       ordinary item                           .22                       .22
     Per share effect of
       cumulative effect of
       accounting change                                   (.24)        (.87)






     Net income (loss)           $.42         $.69        $ .09        $(.27)
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